UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2015

Freescale Semiconductor, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On January 8, 2015, Freescale Semiconductor, Inc. ("Freescale", a wholly owned indirect subsidiary of Freescale Semiconductor, Ltd.) initiated delivery (i) to the holders of its 8.05% senior unsecured notes due 2020 (the "8.05% Notes") notice that it will redeem $179.5 million aggregate principal amount of the 8.05% Notes, which represents all outstanding 8.05% Notes and (ii) to the holders of its 10.75% senior unsecured notes due 2020 (the "10.75% Notes") notice that it will redeem $70.5 million aggregate principal amount of the 10.75% Notes. The redemption date is February 9, 2015 (the "Redemption Date"). The redemption price for the 8.05% Notes is 100% of the outstanding aggregate principal amount of the 8.05% Notes to be redeemed plus the Applicable Premium (as defined in the Indenture dated June 10, 2011 governing the 8.05% Notes) and accrued and unpaid interest up to, but not including, the Redemption Date. The redemption price for the 10.75% Notes is 100% of the outstanding aggregate principal amount of the 10.75% Notes to be redeemed plus the Applicable Premium (as defined in the Indenture dated September 30, 2010 governing the 10.75% Notes) and accrued and unpaid interest up to, but not including, the Redemption Date. Freescale plans to pay the redemption price and accrued and unpaid interest using cash generated from operations and made available by operating at a lower level of cash prospectively.

Each series of Notes shall be redeemed in accordance with the procedures of The Depository Trust Company. Because all the outstanding 8.05% Notes are to be redeemed, the entire outstanding amount of 8.05% Notes, as applicable, held by a Holder, even if not a multiple of $1,000, shall be redeemed. The 10.75% Notes shall be redeemed in amounts of $2,000 or whole multiples of $1,000 in excess thereof, and no 10.75% Note of less than $2,000 shall be redeemed. Upon surrender of a 10.75% Note, a new 10.75% Note or 10.75% Notes in principal amount equal to the unredeemed portion of the original 10.75% Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the 10.75% Notes upon cancellation of the original 10.75% Note.

Caution Regarding Forward Looking Statements

This 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the anticipated redemption of Notes by Freescale Semiconductor, Inc. and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include customary redemption procedures and other risk factors discussed in Freescale Semiconductor, Ltd.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this 8-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Ltd.

January 8, 2015	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary